Exhibit 1.1

7,000,000

KOSAN BIOSCIENCES INCORPORATED

Common Stock

PLACEMENT AGENT AGREEMENT

February 8, 2007

COWEN AND COMPANY, LLC

Leerink Swan & Company

Rodman & Renshaw, LLC

c/o Cowen and Company, LLC

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1. INTRODUCTION. Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the purchasers, pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), up to an aggregate of 7,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company. The aggregate of 7,000,000 shares so proposed to be sold is hereinafter referred to as the “Stock.” The Company hereby confirms its agreement with Cowen and Company, LLC (“Cowen”), Leerink Swann & Company (“Leerink”) and Rodman & Renshaw, LLC (“Rodman” and together with Cowen and Leerink, the “Placement Agents”) to act as placement agents in accordance with the terms and conditions of this Placement Agent Agreement (this “Agreement”). Cowen is acting as the representative of the Placement Agents and in such capacity is hereinafter referred to as the “Representative.”

2. AGREEMENT TO ACT AS PLACEMENT AGENT; PLACEMENT OF SECURITIES. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(I) The Company hereby authorizes the Placement Agents to act as its sole agent to solicit offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock (the “Offering”). Until the Closing Date (as defined in Section 4 hereof), the Company shall not, without the prior written consent of the Representative, solicit or accept offers to purchase Stock otherwise than through the Placement Agents.

(II) The Placement Agents agree, as agents of the Company, to use its best efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents shall use best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Stock has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to underwrite or purchase any Stock for its own account and, in soliciting purchases of Stock, the Placement Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing and except as otherwise provided in Section 2(III), it is understood and agreed that the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Stock as principals.

(III) Subject to the provisions of this Section 2, offers for the purchase of Stock may be solicited by the Placement Agent as agents for the Company at such times and in such amounts as the Placement Agents deems advisable. The Placement Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by them as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part. The Representative shall have the right, in its discretion reasonably exercised, with notice to the Company, to reject any offer to purchase Stock received by the Placement Agents, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(IV) The Stock is being sold to the Purchasers at a price of $6.50 per share. The purchases of the Stock by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the Purchasers and the Company.

(V) As compensation for services rendered, on the Closing Date (as defined in Section 4 hereof), the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Representative, an aggregate amount equal to six percent (6%) of the gross proceeds received by the Company from the sale of the Stock on such Closing Date (such aggregate amount to be divided among the Placement Agents pursuant to a prior existing agreement between the Placement Agents).

(VI) No Stock which the Company has agreed to sell pursuant to the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 8(III) herein.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Placement Agents and Purchasers that the statements contained in this Section 3 are true and correct as of the Applicable Time, and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (No. 333-108909), which became effective as of

October 3, 2003 (the “Effective Date”), including a base prospectus relating to the Stock (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A or 434(d) under the Securities Act), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representative by the Company for use in connection with the offering and sale of the Stock which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional Stock pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b) As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or, as of the Closing Date will include, any untrue statement of a material fact or omitted, or as of the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 5:30 P.M., New York time, on the date of this Agreement.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and unless otherwise corrected, modified or supplemented, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 17).

(d) At the time the Registration Statement became or becomes effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 17).

(e) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Represenative as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 17).

(f) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission , as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company has not, directly or indirectly, distributed and will not distribute any written offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 5(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses, if any, in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(h) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except for such jurisdictions where the failure to so qualify, be in good standing or have such power or authority would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), assets, business, properties or results of operations of the Company or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability partnership, limited liability company, association or other entity. The Company has no subsidiaries (as defined in Section 14).

(i) The Company has the full right, power and authority to enter into this Agreement, each of the Subscription Agreements and that certain Escrow Agreement (the “Escrow Agreement”) dated as of the date hereof by and among the Company, the Representative and the escrow agent named therein, and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement, each of the Subscription Agreements and the Escrow Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(j) The Stock to be issued and sold by the Company to the Purchasers hereunder and under the Subscription Agreements has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and the Subscription Agreements, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(k) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. As of December 31, 2006, there were 35,389,717 shares of Common Stock issued and outstanding and no shares of Preferred Stock, par value $0.001 of the Company issued and outstanding and 4,652,852 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than stock options issued under the Company’s stock option plans, Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of Common Stock pursuant to employee stock purchase plans. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(l) The execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the issue and sale of the Stock by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties or assets.

(m) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq Global Market in connection with the offering and sale of the Stock by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the offer or sale of the Stock or the consummation of the transactions contemplated hereby or thereby.

(n) Ernst & Young LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(o) The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or and the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(p) The Company has not sustained, since the date of the latest unaudited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock or long-term debt of the Company (other than issuances of shares of capital stock upon exercise of stock options and equity draws under the Company’s committed equity financing facility), or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the General Disclosure Package.

(q) Except as set forth in the General Disclosure Package, there is no legal or governmental action, suit, claim or proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r) The Company is not in (i) violation of its certificate of incorporation or by-laws, (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (r), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(s) The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it except where the lack thereof would not individually or in the aggregate have a Material Adverse Effect, including without limitation all such certificates, authorities or permits required by the United States Food and Drug Administration (“FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biohazardous materials, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

(t) The Company is not or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) To the Company’s knowledge, none of the Company’s officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(v) Except as disclosed in the General Disclosure Package, the Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it or as proposed to be conducted as described in the General Disclosure Package by it, or presently employed by it, and, except as disclosed in the General Disclosure Package, has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, there is no claim being made against the Company regarding intellectual property rights that would individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, the Company does not in the conduct of its business, as now conducted or proposed to be conducted as described in the General Disclosure Package, infringe or conflict with any enforceable intellectual property rights of a third party or, to its knowledge, any intellectual property rights which are the subject of any patent application filed by any third party, in each case which infringement or conflict could reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any prior art that may render any patent application owned by the Company unpatentable which has not been or will not be disclosed to the United States Patent and Trademark Office and which could have Material Adverse Effect.

(w) Except as disclosed in the General Disclosure Package, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the General Disclosure Package, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.

(x) No labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(y) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(z) Except as disclosed in the General Disclosure Package, the Company is not in violation in any material respect of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, or is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(aa) The Company (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which they are liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (aa), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since September 30, 2006, the Company has not incurred any liability for taxes other than in the ordinary course.

(bb) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies of a similar size engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(cc) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) The minute books of the Company have been made available to the Placement Agents and counsel for the Placement Agents, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable) since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ee) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and Company has received no notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(ff) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(gg) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company in connection with the Offering, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(hh) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ii) Other than that certain Engagement Letter dated February 2, 2007 between the Company and the Representative, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(jj) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Market (the “Nasdaq GM”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (“NASD”) is contemplating terminating such registration or listing. No consent, approval, authorization or order of, or filing, notification or registration with, the Nasdaq Stock Market is required for the listing and trading of the Stock on the Nasdaq GM.

(ll) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(mm) The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(nn) The Company and to the Company’s knowledge, any employee or agent of the Company, while acting on behalf of the Company, has not made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any applicable law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein.

(oo) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for their capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(pp) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(qq) The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(rr) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(ss) The Company and to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) The Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, are controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the NASD) of, any member firm of the NASD.

(uu) The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the Offering contemplated thereby (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million, or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).

(vv) No approval of the shareholders of the Company under the rules and regulations of Nasdaq (including Rule 4350 of the Nasdaq National Marketplace Rules), and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Stock, including such as may be required pursuant to Rule 4350 of the Nasdaq National Marketplace Rules.

(ww) Each Investigational New Drug (“IND”) application to the FDA or similar application to foreign regulatory bodies made by or on behalf of the Company, and related documents and information, has been filed, approved and maintained in compliance in all material respects with applicable statutes, rules, regulations, standards, guides or order administered or promulgated by the FDA or other regulatory body, and all pre-clinical and clinical studies undertaken by or on behalf of the Company to support approval of products for commercialization have been conducted in compliance with all applicable current Good Laboratory Practices and Good Clinical Practices in all material respects. No filing or submission to the FDA or any other regulatory body, that is intended to be the basis for any approval, contains any material omission or material false information. Except to the extent disclosed in the Registration Statements and the General Disclosure Package, the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA and comparable drug regulatory agencies outside of the United States.

(xx) The clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and General Disclosure Package, or the results of which are referred to in the Registration Statement and General Disclosure Package, if any, are the only clinical trials currently being conducted by or on behalf of the Company, and, to the best of the Company’s knowledge, such studies and tests were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; and the descriptions of the results of the studies, tests and trials contained in the Registration Statement and General Disclosure Package are accurate and complete in all material respects and fairly present the data derived from such studies and tests. Except as described in the Registration Statement or the General Disclosure Package, the Company has no knowledge of any other studies or test, the results of which are inconsistent with or otherwise call into question the results of the clinical trials described in the Registration Statement and General Disclosure Package. Except as disclosed in the Registration Statement or General Disclosure Package, the Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statement and the General Disclosure Package.

(yy) The Company has established procedures to assist the Company and its directors, officers and employees in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).

(zz) The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of common stock on the date of grant as determined in accordance with the applicable plan. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with GAAP, and, to the Company’s knowledge, no such grants involved “back dating” or any similar practice with respect to the effective date of grant.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to the Placement Agents and the Purchasers as to the matters covered thereby.

4. THE CLOSING. The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Sections 5 and 7 hereof shall be at 10:00 A.M., New York time, on or about February 14, 2007 (the “Closing Date”) at the office of Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, California.

5. FURTHER AGREEMENTS Of THE COMPANY. The Company agrees with the Placement Agents and the Purchasers:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representative copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains the prior consent of the Representative it has not made and will not, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule A hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Placement Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agents that such Placement Agents otherwise would not have been required to file thereunder.

(c) If at any time when a Prospectus relating to the Stock is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

(d) If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Placement Agents and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 17).

(f) To furnish promptly to the Representative and to counsel for the Placement Agents a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail.

(i) To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j) Upon request, during the period of five (5) years from the date hereof, to deliver to the Placement Agents, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(k) The Company will cause each executive officer and director listed in Schedule C to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities for a period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement (the “Lock-Up Period”), without the prior written consent of the Representative.

(l) To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(n) Until the Representative shall have notified the Company of the completion of the offering of the Stock, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(o) Not to take any action prior to the Closing Date that would require the Prospectus to be amended or supplemented pursuant to Section 5(c).

(p) To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(q) To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(r) To use its best efforts to list, subject to notice of issuance, the Stock on the Nasdaq GM.

(s) To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Stock.

6. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock to the Purchasers and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, telex or other means of communications; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by the NASD of the terms of the sale of the Stock and any filings made with the NASD; (e) any applicable listing, quotation or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) if the transactions contemplated hereby are consummated, the reasonable fees, disbursements and expenses of counsel to the Placement Agents and (j) all of the Company’s other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants).

7. CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENT AND THE PURCHASERS, AND THE SALE OF THE STOCK. The respective obligations of the Placement Agents hereunder and the Purchasers under the Subscription Agreements, and the Closing of the sale of the Stock, are subject to the accuracy, when made and on the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(I) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and the NASD shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(II) The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(III) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Subscription Agreements, the Escrow Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(IV) Cooley Godward Kronish LLP shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative. Such counsel shall also have furnished to the Representative a written statement, addressed to the Placement Agents and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that (x) in connection with the preparation of the Registration Statement, the Prospectus and the information set forth on Schedule B to this Agreement (the “Pricing Information”), such counsel has participated in conferences with officers and other representatives of the Company and with its independent registered public accounting firm, as well as with representatives of the Placement Agents and their counsel, and at such conferences, the contents of the Registration Statement, the Prospectus, the Pricing Information, the documents specifically incorporated by reference into the Prospectus prior to the date hereof (the “Exchange Act Reports”) and related matters were discussed; and (y) on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe (i) that the Pricing Information and the Base Prospectus (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which such counsel shall express no comment) as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) that the Prospectus and the Exchange Act Reports (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which such counsel shall express no comment) as of the date hereof and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified, and accordingly is not confirming and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Pricing Information or the Exchange Act Reports.

(V) Morrison & Foerster, intellectual property counsel for the Company, shall have furnished to the Representative such counsel’s written opinion addressed to the Placement Agents and the Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(VI) The Representative shall have received from Heller Ehrman LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(VII) At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, addressed to the Placement Agents, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(VIII) On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Representative shall have received a letter (the “Bring-Down Letter”) from Ernst & Young LLP addressed to the Placement Agents and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date no later than February 11, 2007), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Placement Agents concurrently with the execution of this Agreement pursuant to paragraph (VIII) of this Section 7.

(IX) The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the Applicable Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company taken as a whole, except as set forth in the Prospectus.

(X) Since the Applicable Time, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (X), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(XI) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or would be reasonably likely to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or would be reasonably likely to materially and adversely affect the business or operations of the Company.

(XII) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(XIII) The Company shall have filed with the Nasdaq Stock Market a Notification Form: Listing of Additional Shares.

(XIV) The Representative shall have received the written agreements, substantially in the form of Exhibit B hereto, of the executive officers and directors listed in Schedule C to this Agreement.

(XV) The Company shall have entered into Subscription Agreements with each of the Purchasers and such agreements shall be in full force and effect.

(XVI) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, opinions, certificates, letters or documents as the Placement Agent shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

8. INDEMNIFICATION AND CONTRIBUTION.

(I) The Company shall indemnify and hold harmless each Placement Agent, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 8(I) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct), and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the

Company by the Representative specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability that the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(II) The Placement Agent shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information as defined in Section 17, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 8(II), in no event shall any indemnity by a Placement Agent under this Section 8(b) exceed the total compensation received by such Placement Agent in accordance with Section 2(V).

(III) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(I) or Section 2(VI) or Cowen in the case of a claim for indemnification under Section 8(II), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Cowen if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(III), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(IV) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(I) or Section 8(II), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 8(IV) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(IV) but also the relative fault of the Company on the one hand and the Placement Agents on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total fees received by the Placement Agents in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Placement Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Representative for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agents’ Information as defined in Section 17. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(IV) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(IV) shall be deemed to include, for purposes of this Section 8(IV), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(IV), a Placement Agent shall not be required to contribute any amount in excess of the total compensation received by such Placement Agent in accordance with Section 2(V) less the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. TERMINATION. The obligations of the Placement Agents and the Purchasers hereunder and under the Subscription Agreements may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(X) or 7(XII) have occurred or if the Purchasers shall decline to purchase the Stock for any reason permitted under this Agreement or the Subscription Agreements.

10. REIMBURSEMENT OF PLACEMENT AGENT’S EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Stock for delivery to the Purchasers for any reason not permitted under this Agreement, (c) the Purchasers shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Purchasers or the Placement Agents set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 6, the Company shall reimburse the Representative for travel, the fees and expenses of the Representative’s counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, up to an aggregate maximum of $50,000 for all such expenses and upon demand the Company shall pay the full amount thereof to the Representative.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Placement Agent’s responsibility to the Company is solely contractual in nature, the Placement Agents have been retained solely to act as Placement Agents in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents have advised or is advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Placement Agents, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company, and each of their respective successors and assigns. This Agreement shall also inure to the benefit of the Purchasers, and their respective successors and assigns, which shall be third party beneficiaries hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties and the indemnities of the Placement Agents shall be for the benefit of the Company Indemnified Parties. It is understood that the Placement Agents’ responsibility to the Company is solely contractual in nature and the Placement Agents does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Sections 9 or 10, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Placement Agents, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Kevin J. McCarthy, Fax: 646-562-8161 and email kevin.mccarthy@cowen.com; and

(b) if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Kosan Biosciences Incorporated, Attention: Margaret Horn, Fax: (510) 732-8401, email: horn@kosan.com, with a copy to Cooley Godward Kronish LLP, Attention: Suzanne Sawochka Hooper, Fax: (650) 849-7400, email: hooperss@cooley.com;

provided, however, that any notice to a Placement Agent pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to such Placement Agent at its address set forth in its acceptance telex to the Placement Agent, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agents. The Company and the Placements Agent each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. PLACEMENT AGENTS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agents’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Placement Agents; and (ii) the statements concerning the Placement Agents contained in the first paragraph under the heading “Plan of Distribution.”

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agents.

20. AUTHORITY OF REPRESENTATIVE. Leerink Swann & Company (“Leerink”) and Rodman & Renshaw, LLC (“Rodman”) each consents and agrees that Cowen will act as Representative of the Placement Agents under this Agreement and with respect to the sale of the Shares. Accordingly, each of Leerink and Rodman authorizes Cowen to manage the Offering and the sale of the Shares and to take such action in connection therewith as Cowen in its sole discretion deems appropriate or desirable, consistent with the provisions of the Agreement Among Underwriters previously entered into between Cowen and each of Leerink and Rodman, taking into account that the Offering of the Shares will be in the form of a reasonable efforts placement and not a firm commitment underwriting. Each of Leerink and Rodman agrees to comply with such Agreement Among Underwriters and that any action taken under this Agreement by the Representative shall be binding upon all of the Placement Agents.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Margaret A. Horn
Margaret A. Horn
Sr. Vice President, Legal and Corporate Development, General Counsel and Secretary

Accepted as of the date

first above written:

COWEN AND COMPANY, LLC

By:	/s/ Charles E. Mather
Charles E. Mather
Managing Director and Co-Head Private Equity Group

LEERINK SWAN & COMPANY

By:	/s/ Kenneth Lerner
Kenneth Lerner
Managing Director

RODMAN & RENSHAW, LLC

By:	/s/ Edward Rubin
Edward Rubin
President

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B

FINAL PRICING TERMS

Issuer: Kosan Biosciences Incorporated

Securities Offered: Common Stock

Maximum Number of Shares: 7,000,000

Price Per Share: $6.50

Gross Proceeds: $45,500,000

Agent Fees: 6%

SCHEDULE C

List of officers and directors subject to Section 5(k)

Officers

Robert Johnson

Robert De Jager

Margaret Horn

Peter J. Licari

Pieter B.M.W.M. Timmermans

Gary Titus

Directors

Bruce A. Chabner

Kevan Clemens

Peter Davis

Jean Deleage

Charles J. Homcy

Chaitan S. Khosla

Christopher T. Walsh

EXHIBIT A

Form of Subscription Agreement

EXHIBIT B

[Form of Lock-Up Agreement]

February     , 2007

Cowen and Company, LLC

1221 Avenue of the Americas

New York, New York 10020

Re:	Kosan Biosciences Incorporated — Shares of Common Stock

Dear Sirs:

In order to induce Cowen and Company, LLC (“Cowen”), to enter in to a certain placement agent agreement (“the Placement Agent Agreement”) with Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), with respect to the public offering of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) beginning on and including the date of the Placement Agent Agreement through and including the date that is the 90th day after the date of the Placement Agent Agreement, the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned may sell or otherwise transfer shares of Common Stock or Beneficially Owned Shares (i) as a bona fide gift or gifts or pledge, provided that the undersigned provides prior written notice of such gift or gifts or pledge to Cowen and the donee or donees or pledgee or pledgees (as the case may be) thereof agree to be bound by the restrictions set forth herein, or (ii) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned’s immediate family, provided that the transferee executes and delivers to Cowen, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen. For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Placement Agent Agreement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs and personal representatives of the undersigned.

[Signatory]

By:
Name:
Title: